UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 8, 2008

AMIS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-50397	51-0309588
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 BUCKSKIN ROAD, POCATELLO, IDAHO		83201
(Address of Principal Executive Offices)		(Zip Code)

(208) 233-4690

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

AMIS Holdings, Inc. (NASDAQ: AMIS), and ON Semiconductor Corporation (NASDAQ: ONNN) today announced that the Securities and Exchange Commission has declared effective the Registration Statement on Form S-4 relating to the proposed merger between AMIS Holdings (“AMI”) and ON Semiconductor (“ON”) as of February 8, 2008. As previously announced, AMI and ON have entered into a definitive merger agreement under which ON would acquire AMI in a stock-for-stock merger. Under the terms of the agreement, each outstanding share of AMI common stock would be exchanged for 1.15 shares of ON common stock.

AMI stockholders of record as of the close of business on February 8, 2008 will be mailed the definitive proxy statement/prospectus in connection with the proposed merger with ON and will be entitled to vote at the special meeting of AMI stockholders. The special meeting of AMI stockholders to consider and vote upon the proposed merger with ON has been scheduled for March 12, 2008 at 9:30 a.m., local time, at the Grand America Hotel, 555 South Main Street, Salt Lake City, UT. The transaction is expected to close as soon as practicable under the terms and conditions of the merger agreement, which include, among other things, a requirement that each of AMI’s and ON’s stockholders approve the merger.

AMI stockholders are encouraged to read the definitive joint proxy statement/prospectus in its entirety as it provides, among other things, a detailed discussion of the process that led to the proposed merger and the reasons behind the AMI Board of Directors’ unanimous recommendation that AMI stockholders vote FOR the adoption of the merger agreement.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description

99.1	Press Release Dated February 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMIS HOLDINGS, INC.

Date: February 11, 2008	By:	/s/ JOSEPH PASSARELLO
	Name:	Joseph Passarello
	Title:	Senior Vice President and Chief Financial Officer